Exhibit 10.25

UWM HOLDINGS CORPORATION

INVESTOR RIGHTS AGREEMENT

AMONG

UWM HOLDINGS CORPORATION,

UWM HOLDINGS, LLC

AND

THE INVESTORS

NAMED HEREIN

DATED AS OF AUGUST 5, 2026

TABLE OF CONTENTS
Page
1.    EFFECTIVENESS; DEFINITIONS    1
1.1    Closing    1
1.2    Definitions    1
2.    TRANSFER RESTRICTIONS    1
2.1    General    1
2.2    Transfers to Company Competitors    2
2.3    Ishbia Transfers    2
2.4    Impermissible Transfer    2
3.    CONSENT RIGHTS    2
3.1    Specified Actions    2
3.2    Consent Rights    2
3.3    Compliance with Certificate of Designation    3
3.4    Change of Control    3
3.5    Capitalization and Hedging Policy    3
4.    COMPANY POLICIES    4
5.    RIGHT OF PARTICIPATION    4
5.1    Right of Participation    4
5.2    Excluded Transactions    7
6.    REGISTRATION RIGHTS    7
6.1    Warrant Registration    7
6.2    Demand Registrations    7
6.3    Form of Registrations    11
6.4    Piggyback Registrations    11
6.5    Investor Lock-Up Agreements and Company Holdback Agreement    13
6.6    Registration Procedures    13
6.7    Expenses    18
6.8    Indemnification and Contribution.    19
6.9    Cooperation with Underwritten Offerings    21
6.10    Transfer of Registration Rights    21
7.    INFORMATION, INSPECTION AND BOARD RIGHTS.    21
7.1    Information Rights    21
7.2    Inspection Rights    22
7.3    Right to Elect Directors and Designate Board Observer(s)    22
7.4    Confidentiality; Public Announcements    24
7.5    Material Non-Public Information    24
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8.    TAX MATTERS    25
8.1    Tax Treatment    25
8.2    Redemption    25
8.3    Allocation of Investment Amount    25
8.4    U.S. Real Property Holding Corporation    25
8.5    Withholding    25
9.    REMEDIES    25
10.    AMENDMENT, TERMINATION, ETC    26
10.1    Oral Modifications    26
10.2    Written Modifications    26
10.3    Effect of Termination    26
11.    DEFINITIONS    26
11.1    Certain Matters of Construction    26
11.2    Definitions    26
12.    MISCELLANEOUS    34
12.1    Authority; Effect    34
12.2    Notices    35
12.3    Binding Effect, Etc.    36
12.4    Titles and Subtitles    36
12.5    Counterparts    36
12.6    Severability    36
12.7    Joinder    36
13.    GOVERNING LAW    36
13.1    Governing Law    36
13.2    Dispute Resolution    36
13.3    WAIVER OF JURY TRIAL    37
13.4    Specific Performance    37
13.5    Exercise of Rights and Remedies                         37
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INVESTOR RIGHTS AGREEMENT
This Investor Rights Agreement (this “Agreement”) is made as of August [5], 2026 by and among:
(i)UWM Holdings Corporation, a Delaware corporation (the “Company”);

(ii)UWM Holdings, LLC, a Delaware limited liability company (“Holdings LLC”);
(iii)    Each of the Persons listed on the signature pages hereto as “Oaktree Investors” (the “Oaktree Investors”);
(iv)     SFS Group Capital, LLC, a Delaware limited liability company (the “Ishbia Investor”); and
(v)    The Persons who from time to time become party hereto by executing a joinder to this Agreement in the form of Exhibit A attached hereto as Oaktree Investors or Other Investors (a “Joinder” and such categories of Persons (as defined herein), the “Other Investors” and, together with the Oaktree Investors and the Ishbia Investor, the “Investors”).
RECITALS
WHEREAS, the Company, the Oaktree Investors and the Ishbia Investor have entered into a Securities Purchase Agreement, dated August [5], 2026 (the “Securities Purchase Agreement”), pursuant to which the Oaktree Investors and the Ishbia Investor shall purchase Preferred Stock (as defined herein) and enter into certain other transactions specified therein;
WHEREAS, under the Securities Purchase Agreement, it is a condition precedent to the closing of the Preferred Investment (as defined herein) that the Company, the Oaktree Investors and the Ishbia Investor enter into this Agreement; and
WHEREAS, the parties believe that it is in the best interests of the Company and the Investors to set forth their agreements on certain matters.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.EFFECTIVENESS; DEFINITIONS.
1.1Closing. This Agreement shall become effective as of the date hereof (the “Effective Date”).
1.2Definitions. Certain terms are used in this Agreement as specifically defined herein and set forth or referred to in Section 11 hereof.
2.TRANSFER RESTRICTIONS.
2.1General. Except as provided in this Section 2, the shares of Preferred Stock held by any Investor shall be freely transferable. Each Investor understands and agrees that the shares of Preferred Stock issued to such Investor on the date hereof have not been registered under the Securities Act or under any state securities laws. No Investor shall Transfer such shares of Preferred Stock (or solicit any offers in respect of any transfer of such shares of Preferred Stock), except in compliance with the Securities Act and any applicable state securities laws. The Company shall provide such cooperation as reasonably requested by any Investor or its respective Affiliates in connection with any Transfer of Capital Stock of the Company not prohibited by this Section 2. Notwithstanding anything in this Agreement or elsewhere to the contrary, no Transfer by any Oaktree Investor (other than any Series A Investor Designee) of any Capital Stock of the Company shall be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the Series A Investor Designees with respect to trading in the Company’s securities, and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the Series A Investor Designees shall not be violated by any such transfer or purchase, other than any applicable federal securities laws and any other applicable laws.
2.2Transfers to Company Competitors. Notwithstanding the foregoing Section 2.1, each Investor agrees with the Company that it may not directly and knowingly Transfer any Preferred Stock to any Person who is, to the actual knowledge of the transferring Investor, a Company Competitor (except, for the avoidance of doubt, (a) as approved by the Board, (b) in a Transfer that is effected pursuant to a public offering or a block trade pursuant to a registration statement or transactions pursuant to Rule 144 under the Securities Act (including Transfers to any investment bank or its Affiliate in its capacity as an underwriter, placement agent, broker, dealer or similar capacity in connection therewith) or (c) in the case of any Investor that is an investment fund, vehicle or holding company, pursuant to a distribution to its underlying investors).
2.3Ishbia Transfers. Notwithstanding the foregoing Section 2, the Ishbia Investor agrees with the Oaktree Investors that, during the term of the Ishbia Support Agreement, the shares of Preferred Stock held by the Ishbia Investor shall not be transferable without the prior written consent of the Controlling Oaktree Investors. This Section 2.3 shall automatically terminate and be of no further force or effect upon the expiration or termination of the Ishbia Support Agreement.
2.4Impermissible Transfer. Any attempted Transfer of Preferred Stock not permitted under the terms of this Section 2 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.
3.CONSENT RIGHTS.
3.1Specified Actions. For so long as the Oaktree Investors collectively own at least the Minimum Threshold, the Company shall not take any Specified Actions without the prior written consent of the Controlling Oaktree Investors.
3.2Consent Rights. For so long as the Oaktree Investors collectively own at least the Minimum Threshold, without the prior written consent of the Controlling Oaktree Investors:
(i)the Company and Holdings LLC shall not, and shall not permit any Subsidiary of the Company or Holdings LLC to, create, incur or permit to exist any Encumbrance on any Equity Securities of any Subsidiary of the Company or Holdings LLC, other than (A) Encumbrances arising under applicable securities Laws and (B) Encumbrances in connection with any financing facility permitted under Section 3.2(iii);
(ii)the Company and Holdings LLC shall not, and shall not permit any Subsidiary of the Company or Holdings LLC to, enter into any agreement, instrument or arrangement that would restrict or limit the ability of any Subsidiary of the Company or Holdings LLC to pay dividends or make distributions or other payments to the Company or any intermediate Subsidiary of the Company or Holdings LLC, other than (A) restrictions or limitations arising under applicable Law and (B) restrictions or limitations contained in any financing facility permitted under Section 3.2(iii);
(iii)the Company and Holdings LLC shall not, and shall not permit any Subsidiary of the Company or Holdings LLC to, incur, assume, guarantee or otherwise become liable for any Indebtedness, except for (A) Warehouse Financings (provided that to the extent that any Indebtedness ceases to constitute a Warehouse Financing, such Indebtedness shall be deemed to be incurred at such time), (B) any obligations incurred under any Derivatives Contract entered into in the ordinary course of business and consistent with past practice as part of the Company’s interest rate risk mitigation activities and (C) Indebtedness which, on the date of the incurrence thereof, after giving effect to such incurrence on a Pro Forma Basis, would not cause the Company’s Corporate Net Leverage Ratio to exceed 2.5 to 1.0;
(iv)the Company and Holdings LLC shall not, and shall not permit any Subsidiary of the Company or Holdings LLC to, enter into, amend, modify or terminate any transaction or series of related transactions with any Affiliate of the Company, other than Permitted Affiliate Transactions;
(v)the Company shall not increase the size of the Board;
(vi)the Company and Holdings LLC shall not, and shall not permit any Subsidiary of the Company or Holdings LLC to, enter into any rights plan in a manner adverse to the holders of the Warrants;
(vii)the Company shall not permit the Company’s Corporate Net Leverage Ratio to exceed 3.0 to 1.0 as of the last day of a fiscal quarter of the Company for two (2) consecutive fiscal quarters of the Company; or
(viii)the Company and Holdings LLC shall not, and shall not permit any Subsidiary of the Company or Holdings LLC to, enter into any agreement or commitment with respect to any of the foregoing.
3.3Compliance with Certificate of Designation. So long as any shares of Series A-1 Preferred Stock remain outstanding, without consent of the Controlling Oaktree Investors, the Company and Holdings LLC shall not, and shall not permit any Subsidiary of the Company or Holdings LLC to take, in each case, whether by contractual amendment, merger, consolidation or otherwise, any action set forth in Section 7(c) of the Certificate of Designation.
3.4Change of Control. For so long as any Warrants remain outstanding, the Company covenants and agrees that it will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Controlling Oaktree Investors, enter into any agreement that would result in a Change of Control (as defined in the Warrant Agreements) unless the holders of the Warrants are entitled to receive, in respect of each Warrant Share (as defined in the Warrant Agreements), consideration per Warrant Share (net of any exercise price) that is no less favorable in form, amount and timing than the consideration per share of Class A Common Stock received by any holder of Class A Common Stock in such Change of Control Transaction (as defined in the Warrant Agreements).
3.5Capitalization and Hedging Policy. For so long as the Oaktree Investors collectively own at least the Minimum Threshold, the Company’s capitalization and hedging policy shall be approved by a majority of the directors on the Board, which majority must include both Series A Investor Board Members, on a quarterly basis.
4.COMPANY POLICIES. (i) The Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to any Oaktree Investor (including a policy that limits, prohibits or restricts any Oaktree Investor from entering into any hedging or derivative arrangements), in each case other than with respect to any Series A Investor Designee solely in his or her individual capacity, except as provided herein, (ii) the Company shall not implement or maintain any share ownership requirement for any Series A Investor Designee serving on the Board will be deemed satisfied by the securities owned by any Oaktree Investor, and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards or guidelines impose any restrictions on any Oaktree Investor’s transfers of securities pursuant to this Agreement or otherwise, subject to compliance with applicable securities laws, (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board be violated by any Series A Investor Designee receiving compensation from any Oaktree Investor and (iv) no Series A Investor Designee shall be excluded or required to recuse himself or herself from any meetings or materials of the Board as a result of or in connection with his or her affiliation with any Oaktree Investor or any Oaktree Investor’s ownership of any of the Company’s Capital Stock except in connection with a transaction with, or dispute involving, any Oaktree Investor, and, in each case of the foregoing clauses (i), (ii), (iii) and (iv), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 4 shall not apply to the extent inconsistent with this Section 4 (but shall otherwise be applicable to the Series A Investor Designees).
5.RIGHT OF PARTICIPATION. The Company shall not issue or sell any shares of any of its Capital Stock or Convertible Securities (including any additional Warrants) (each, an “Issuance” of “Subject Securities”), except in compliance with the provisions of Section 5.1.
5.1Right of Participation.
5.1.1Offer. Not fewer than fifteen (15) days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be furnished by the Company to each Investor that holds Warrants and/or shares of Class A Common Stock purchased in the Rights Offering (such Warrants and/or shares of Class A Common Stock, collectively, the “Participating Securities”, and such Investors, collectively, the “Participation Offerees”). The Participation Notice shall include:
(a)All material terms of the proposed Issuance, including (i) the amount and kind of Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total number of Equivalent Shares outstanding as of immediately prior to giving effect to such Issuance that are held by such Participation Offerees (the “Participation Portion”), (iv) the price (including, if applicable, the Price Per Equivalent Share) per share of the Subject Securities, or, if not reasonably determinable, the Company’s good faith, reasonable determination of the maximum and minimum price per share of the Subject Securities, and (v) the Persons to whom the Subject Securities will be issued (the “Prospective Subscribers”); and
(b)The aggregate number of Subject Securities that such Participation Offerees are entitled to purchase (which shall not be less than the Participation Portion of the total number of Subject Securities to be included in the Issuance).
5.1.2Exercise.
(a)General. Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall send a written commitment to the Company within ten (10) days after the effectiveness of the Participation Notice specifying the number of Subject Securities (not in any event to exceed the Participation Portion of the total number of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a “Participating Buyer”). Each Participation Offeree who has not so accepted such offer shall be deemed to have waived all of such Participation Offeree’s rights to participate in such Issuance, and the Company shall thereafter notify in writing each Participating Buyer of such and offer such Participating Buyers the right to acquire such unsubscribed Subject Securities (pro rata in accordance with their respective Participation Portions, with any Subject Securities remaining unsubscribed thereafter allocated pro rata among the Participating Buyers electing to purchase additional Subject Securities). Each Participating Buyer so notified shall have the right to purchase their pro rata share of the unsubscribed Subject Securities within five (5) days from the date of such notice from the Company by giving written notice to the Company and stating therein the quantity of unsubscribed Subject Securities to be purchased. Thereafter, subject to Section 5.1.2(c), the Company shall be free to issue Subject Securities in the Issuance to the Prospective Subscribers and any Participating Buyers, at a price not less than the minimum price set forth in the Participation Notice and on other principal terms not materially more favorable to the Prospective Subscribers or the Participating Buyers than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be materially more favorable to the Prospective Subscribers or Participating Buyers than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.

(b)Irrevocable Acceptance. The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance, on the same terms and conditions, including customary representations, transfer restrictions, lock-ups or standstills, with respect to each share of Subject Securities issued as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.
(c)Time Limitation. If at the end of the 90th day following the date of the effectiveness of the Participation Notice in accordance with Section 12.2 the Company has not completed the Issuance, each Participating Buyer shall be released from such Participating Buyer’s obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.
5.1.3Post-Closing Participation. Notwithstanding anything to the contrary herein, the Company may, in its sole discretion, consummate any Issuance in a Public Offering without first offering to all (but not less than all) Participation Offerees the opportunity to participate therein; provided that, within two (2) Business Days following the consummation of such Issuance, the Company shall deliver a Participation Notice (setting forth the actual price per share of Subject Securities (and, if applicable, actual Price Per Equivalent Share)) to each Participation Offeree that did not receive a Participation Notice prior to consummation of the Issuance (either due to the Company’s election to not offer all Participation Offerees the opportunity to participate in a Public Offering prior to such Public Offering pursuant to this Section 5.1.3 or because the Investor declined to receive a Participation Notice pursuant to Section 5.1.8). Each Participation Offeree shall have the right, exercisable within ten (10) Business Days after receipt of such Participation Notice, to purchase up to its Participation Portion of the Subject Securities issued in such Issuance, at the same price and on the same terms and conditions, including customary representations, transfer restrictions, lock-ups or standstills, as the Subject Securities were issued to the purchasers in such Issuance. Any closing of a purchase pursuant to this Section shall occur within fifteen (15) Business Days following the Company’s receipt of such Participation Offeree’s election notice, subject to receipt of any required regulatory, stock exchange or other approvals.
5.1.4Other Securities. The Company may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscribers in such Issuance is so conditioned. In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscribers in the Issuance, and on the same terms and conditions as to each share of Subject Securities and Other Securities issued to the Participating Buyers as the Prospective Subscriber shall be issued shares of Subject Securities and Other Securities.
5.1.5Further Assurances. Each Participation Offeree and each Investor to whom the Participating Securities held by such Participation Offeree were originally issued, shall, whether in his capacity as a Participating Buyer, Investor, officer or director of the Company or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to expeditiously consummate each Issuance pursuant to this Section 5.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities; and otherwise cooperating with the Company and the Prospective Subscribers.
5.1.6Closing. The closing of an Issuance pursuant to Section 5.1 shall take place at such time and place as the Company shall specify by written notice to each Participating Buyer; provided that the closing of any Issuance shall not occur prior to the fifteenth (15th) Business Day following the date on which such Participating Buyer delivered to the Company its written commitment to accept the offer to participate in such Issuance. At the closing of any Issuance under this Section 5.1, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or his designated nominee, free and clear of any liens or encumbrances (other than as set forth in this Agreement and/or in any applicable subscription, investment or similar agreement entered into in connection with the acquisition of such Subject Securities in compliance with Section 5.1.5), with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.
5.1.7Future Issuances. The election by any Participation Offeree not to exercise its right to participate in any Issuance under this Section 5 in any one instance shall not affect its right as to any subsequent proposed Issuance.
5.1.8Material Non-Public Information. Each Participation Offeree shall be deemed to have consented to the receipt of material non-public information from the Company in connection with the delivery any Participation Notice pursuant to this Section 5.1; provided that the Company shall not provide material non-public information to any Participation Offeree if, and for such time, as such Participation Offeree has expressly notified the Company in writing that such Participation Offeree does not want to receive such information.
5.2Excluded Transactions. Notwithstanding the foregoing, the provisions of this Section 5 shall not apply to any Exempt Issuance.
6.REGISTRATION RIGHTS.
6.1Warrant Registration. As promptly as practicable, and in any event not later than forty-five (45) days of the date hereof, the Company shall file on Form S-1 or any similar long-form registration statement (“Long-Form Registration Statement”) or on Form S-3 or any similar short-form registration statement (“Short-Form Registration Statement”), if available, a registration statement to register under the Securities Act (i) the resale of the Warrants held by the Holders at such time and (ii) the resale of the shares of Class A Common Stock issuable upon the exercise of such Warrants (the “Warrant Shares” and, such registration of the Warrants and the Warrant Shares, the “Warrant Registration”), in each case pursuant to Rule 415 (a “Shelf Registration”).
6.2Demand Registrations.
6.2.1Requests for Registration. At any time and from time to time when there is not an effective registration statement for a Shelf Registration (a “Shelf Registration Statement”) registering all Registrable Securities under the Securities Act, the Demand Investors may request registration under the Securities Act of the resale of all or any portion of their Registrable Securities (any such requested registration, a “Demand Registration”). The Demand Investors may request that any Demand Registration be a Shelf Registration. Each request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by the requesting Demand Investors and (if known) the intended method of distribution. The Demand Investors will be entitled to an unlimited number of Demand Registrations.
6.2.2Notice to Other Holders. The Company will give written notice of the Demand Registration to all other Holders on a date specified by the Demand Investors which must be at least twelve (12) days prior to the date the registration statement with respect to such Demand Registration is effective and, subject to the terms of Section 6.2.4, will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the effectiveness of the Company’s notice; provided that, with the written consent of the Controlling Demand Investors, the Company may, or at the written request of the Controlling Demand Investors, the Company shall instead provide notice of the Demand Registration to all other Holders within three (3) Business Days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement.

With respect to any Shelf Registration Statement, if the Company is permitted by applicable law, rule or regulation to add selling stockholders to such Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of such Holder’s Registrable Securities in such Shelf Registration Statement at any time or from time to time, and the Company shall (A) add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable and (B) if required, cause to be declared effective under the Securities Act such Shelf Registration Statement as soon as possible thereafter; provided that the Company will not be required to add Registrable Securities to a Shelf Registration Statement at any time that doing so would (x) interfere with the preparation or execution of a Shelf Offering or (y) violate any lock-up agreement with underwriters in connection with an underwritten Public Offering.
6.2.3Offerings Pursuant to Shelf Registrations. For so long as a Shelf Registration Statement is and remains effective, the Demand Investors will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”).
(a)If a Demand Investor (the “Initiating Demand Investor”) desires to sell Registrable Securities pursuant to an underwritten offering (an “Underwritten Offering”), then such Demand Investor may deliver to the Company a written notice (a “Underwritten Offering Notice”) specifying (A) the number and form of Shelf Registrable Securities that such Demand Investor desires to sell pursuant to such Underwritten Offering and (B) to the extent known at such time, (1) the name of the underwriter(s), (2) any terms of distribution required to be included in the relevant prospectus supplement and (3) any other information required to be included in the relevant prospectus supplement (provided that, in the case of this clause (B), if not included in the Underwritten Offering Notice, the Initiating Demand Investor shall provide such information to the Company as promptly as possible and, in any event, at least five (5) Business Days prior to the “red herring” prospectus supplement). The Company will give written notice of such Underwritten Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering on a date specified by the Initiating Demand Investor which must be at least ten (10) Business Days prior to the launch of such Underwritten Offering, which such notice shall request that each such Holder specify, within seven (7) days after the effectiveness of the Underwritten Offering Notice, the maximum number of Shelf Registrable Securities such Holder desires to be disposed of in such Shelf Offering. The Company, subject to Section 6.2.4 and Section 6.9, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received timely written requests for inclusion. The Company will, as expeditiously as possible (and in any event within fourteen (14) days after the effectiveness of an Underwritten Offering Notice), but subject to Section 6.2.4, use its reasonable best efforts to promptly prepare and file a “red herring” prospectus supplement including the number and form of Registrable Securities to be sold and all other information regarding the proposed offering required to be included in the prospectus supplement. Within 48 hours upon pricing of such Underwritten Offering, the Company shall prepare and file a “final” prospectus supplement related to such Underwritten Offering.
(b)If an Initiating Demand Investor desires to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade” and together with an Underwritten Offering, a “Shelf Offering”), then notwithstanding the time periods set forth in Section 6.2.3(a), the Initiating Demand Investor may provide notice to the Company of the Underwritten Block Trade (an “Underwritten Block Trade Notice”) not less than two (2) Business Days prior to the day such offering is first anticipated to commence (which notice shall include all information required to be included in an Underwritten Offering Notice). If requested by the Initiating Demand Investor, the Company will promptly notify other Holders of such Underwritten Block Trade, and such notified Holders (each, a “Potential Participant”) may elect whether or not to participate no later than the next Business Day (i.e., one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the Initiating Demand Investor), and the Company will as expeditiously as possible use its reasonable best efforts to facilitate such Underwritten Block Trade; provided that, notwithstanding the provisions of Section 6.2.3(a), no Holder (other than Holders of Demand Investor Registrable Securities) will be permitted to participate in an Underwritten Block Trade without the written consent of the Initiating Demand Investor. Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant. Notwithstanding the foregoing, if the Company is required to file an Automatic Shelf Registration Statement, provide a “cold comfort letter” from its accountants or a negative assurance opinion from its counsel, then the Company will, as expeditiously as possible (and in any event within fourteen (14) days after the effectiveness of an Underwritten Block Trade Notice), but subject to Section 6.2.4, use its reasonable best efforts to promptly prepare and file an Automatic Shelf Registration Statement, to the extent required, and prepare a “red herring” prospectus supplement including the number and form of Registrable Securities to be sold and all other information regarding the proposed offering required to be included in the prospectus supplement. Within 48 hours upon pricing of such Underwritten Block Trade, the Company shall prepare and file a “final” prospectus supplement related to such Underwritten Block Trade.
(c)All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 6.2.3 shall be determined by the Initiating Demand Investor, and the Company shall use its reasonable best efforts to facilitate the occurrence of any Shelf Offering in accordance with such determinations as promptly as practicable, including by preparing and filing (i) as soon as practicable a preliminary prospectus supplement, (ii) within 48 hours of pricing, a final prospectus supplement and (iii) at the request of any Demand Investor, any prospectus supplement or any post-effective amendment and by causing such filings to include all disclosure and language deemed necessary or advisable by the requesting Demand Investor to effect such the Shelf Offering.
6.2.4Priority on Demand Registrations and Shelf Offerings. Subject to its obligations under the Existing Registration Rights Agreement (subject to Section 6.2.7(b)), the Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Controlling Demand Investors. In connection with a Shelf Offering, if the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any) that can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (subject to the Company’s obligations under the Existing Registration Rights Agreement (subject to Section 6.2.7(b)), prior to the inclusion of any securities which are not Registrable Securities) (i) first, the number of Demand Investor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the Participating Demand Investors on the basis of the number of Registrable Securities owned by each such Participating Demand Investor; (ii) second, the number of Registrable Securities requested to be included by any other Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.
6.2.5Restrictions on Demand Registration and Shelf Offerings.
(a)The Company may, for up to sixty (60) consecutive days (or with the consent of the Controlling Demand Investors, a longer period) from the effectiveness of the request (the “Suspension Period”), (i) postpone the filing or the effectiveness of a registration statement for a Demand Registration, (ii) postpone the filing of any prospectus or prospectus supplement relating to an Underwritten Offering or an Underwritten Block Trade or (iii) suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if (A) the Company determines that the offer or sale of Registrable Securities would reasonably be expected to materially interfere with any proposal or plan by the Company or any Subsidiary of the Company to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company, (B) upon advice of outside legal counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise then required to be disclosed under applicable law or (C) the Company is subject to a blackout period, lock-up period or trading restriction under applicable law, stock exchange rules or an underwriting agreement, and, in the cases of clauses (A) and (B), either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or material non-public information or (y) such transaction or material non-public information renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or unadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post-effective basis, as applicable. The Company may delay or suspend the effectiveness of a Demand Registration, Shelf Registration Statement or the filing of any prospectus or prospectus supplement relating to a Shelf Offering pursuant to this Section 6.2.5(a) only twice in any twelve (12)-month period for an aggregate of up to ninety (90) days (for avoidance of doubt, in addition to the Company’s rights and obligations under Section 6.6.1(b)) unless additional delays or suspensions are approved by the Demand Investors.
(b)In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in Section 6.2.5(a) above or pursuant to Section 6.6.1(b) (a “Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing; provided, that Company shall not be required to disclose the basis for any postponement or suspension unless the Holder has agreed to receive material non-public information and to comply with any related trading restrictions. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period).
6.2.6Selection of Underwriters. The Initiating Demand Investor shall select the managing underwriter(s) in connection with any Shelf Offering initiated by any Demand Investor. The Company may consult with the Initiating Demand Investor on such selection.
6.2.7Other Registration Rights.
(a)Other than the Existing Registration Rights Agreement, the Company is not currently a party to any agreement with any holder or prospective holder of any securities of the Company providing for registration rights or other similar rights to have any securities registered by the Company under the Securities Act. The Company will not, without the prior written consent of the Holders of a majority of the then-outstanding Demand Investor Registrable Securities, grant to any Person(s) registration rights on terms equal to or more favorable than the rights granted to the Demand Investors herein.
(b)The Ishbia Investor hereby agrees, on behalf of itself and its Affiliates, that, in the event that the Ishbia Investor is entitled under the Existing Registration Rights Agreement to have priority over any Holder under this Agreement with respect to the number of securities to be included in any offering, the priority provided in this Agreement shall prevail.
6.2.8Revocation of Demand Notice or Underwritten Offering Notice.  At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any Shelf Offering, the Initiating Demand Investor who initiated such Demand Registration or Shelf Offering may revoke or withdraw such notice of a Demand Registration or

Underwritten Offering Notice on behalf of all Holders participating in such Demand Registration or Shelf Offering without liability to such Holders, in each case by providing written notice to the Company.
6.2.9Confidentiality. Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration, an Underwritten Offering Notice and a Suspension Notice) and the information contained therein and not to (i) trade in the Company’s securities while in possession of material non-public information, except in compliance with applicable law, and (ii) disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company, in each case, until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement).
6.3Form of Registrations. The Company shall determine the form of registration statement to be used for any registration, provided that the Company shall use Form S-3 if then available, unless the Controlling Demand Investors consent to the use of a different form of registration statement.
6.4Piggyback Registrations.
6.4.1Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act for its own account or for the account of any other stockholder, other than pursuant to an Excluded Registration (a “Piggyback Registration”), the Company shall give prompt written notice (and in any event at least ten (10) Business Days prior to the effectiveness of the registration statement with respect to such Piggyback Registration) to the Holders and, subject to this Section 6.4 and the rights and obligations under the Existing Registration Rights Agreement (subject to Section 6.2.7(b)), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities requested to be included by such Holders within five (5) Business Days after delivery of such notice. Any Demand Investor may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.
6.4.2Priority on Primary Registrations. Other than (i) the securities the Company proposes to register on its own behalf and (ii) securities required to be included pursuant to the Existing Registration Rights Agreement (subject to Section 6.2.7(b)), the Company will not include in any Piggyback Registration any securities that are not Registrable Securities without the prior written consent of the Controlling Demand Investors. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then, subject to its rights and obligations under the Existing Registration Rights Agreement (subject to Section 6.2.7(b)), the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, any Registrable Securities requested to be included in such registration by any Oaktree Investor which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Participating Oaktree Investors on the basis of the number of Registrable Securities owned by each such Participating Oaktree Investor, (iii) third, the Registrable Securities requested to be included in such registration by any Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iv) fourth, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.
6.4.3Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities (other than pursuant to Section 6 hereof), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then, subject to its rights and obligations under the Existing Registration Rights Agreement (subject to Section 6.2.7(b)), the Company will include in such registration (i) first, the securities requested to be included therein by the Holders initially requesting such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, the Registrable Securities requested to be included in such registration by any Oaktree Investor which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Participating Oaktree Investors on the basis of the number of Registrable Securities owned by each such Participating Oaktree Investor, (iii) third, the Registrable Securities requested to be included in such registration by any other Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iv) fourth, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.
6.4.4Right to Terminate Registration. The Company may terminate, withdraw, postpone or abandon any registration or offering initiated by it at any time and for any reason, without liability to any Holder.
6.4.5Selection of Underwriters. The Company shall select all underwriters, counsel and other advisors in connection with any Piggyback Registration.
6.5Investor Lock-Up Agreements and Company Holdback Agreement.
6.5.1Investor Lock-up Agreements. In connection with any underwritten Public Offering, each Investor will enter into any customary lock-up, holdback or similar agreements in the form reasonably requested by the underwriter(s) managing such offering. The Company may impose stop-transfer instructions with respect to any shares of Capital Stock or any other equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, that are subject to the lock-up, holdback or similar agreements contemplated by this Section 6.5.1, and such stop-transfer instructions shall be effective to enforce the terms of such lock-up, holdback or similar agreements regardless of whether the applicable Investor has executed such agreement.
6.5.2Company Holdback Agreement. In connection with any underwritten Public Offering, the Company will, and will cause each of its directors and executive officers to, enter into any customary lock-up, holdback or similar agreements reasonably requested by the underwriter(s) managing such offering.
6.6Registration Procedures.
6.6.1Company Obligations. With respect to the Warrant Registration, the Backstop Registration and whenever any Holders have requested that any Registrable Securities be registered pursuant to this Agreement or any Demand Investors have initiated a Shelf Offering, the Company will use its reasonable best efforts to effect the registration and facilitate the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible, but subject to Section 6.2.5:
(a)prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Demand Investors covered by such registration statement copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel);

(b)(I) notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (C) at any time when a prospectus relating to a registration statement filed pursuant to this Agreement is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and (II) if required by applicable law or to the extent requested by the Demand Investors, use its reasonable best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(c)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending (i) in the case of the Warrant Registration, at such time as all Warrants have been exercised or expired in whole and not in part, and (ii) in the case of the Backstop Registration and whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
(d)furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);
(e)use its reasonable best efforts to register and qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);
(f)promptly notify in writing each seller of such Registrable Securities (A)  after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B)  after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;
(g)use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, subject to meeting the applicable listing standards of the relevant securities exchange, at the request of the Demand Investors, to be listed on a securities exchange;
(h)use Equiniti Trust Company, LLC, or other national transfer agent, as the transfer agent and registrar for all Registrable Securities;
(i)enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the Demand Investors or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts);
(j)make available for inspection by any seller of Registrable Securities (provided that such seller of Registrable Securities has agreed to be bound by and subject to an obligation of confidentiality at least as stringent as the confidentiality provisions in Section 7.4), any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto;
(k)take all actions to ensure that any registration statement, prospectus or Free Writing Prospectus utilized in connection with any Warrant Registration, Backstop Registration, Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(l)use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(m)use reasonable best efforts to (A) make a Short-Form Registration Statement available for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use reasonable best efforts to obtain promptly the withdrawal of such order;
(n)in connection with any sale of Registrable Securities under a registration statement, cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;

(o)subject to the fiduciary duties of the Board, if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;
(p)from the receipt of any Underwritten Offering Notice to the consummation of any Shelf Offering, take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;
(q)(A) cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange or any other national securities exchange on which the Registrable Securities are or are to be listed, and (B) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;
(r)in the case of any Underwritten Offering, use its reasonable best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;
(s)use its reasonable best efforts to provide, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, (2) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, in each case of clauses (1) and (2), addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;
(t)if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;
(u)if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, if required under the Securities Act, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective; and
(v)if requested by any Participating Demand Investor, cooperate with such Participating Demand Investor and with the managing underwriter or agent, if any, on reasonable notice to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the Underwritten Offering if it so elects.
6.6.2Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Demand Investors may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144.
6.6.3Additional Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participation in such registration.
6.6.4In-Kind Distributions. If any Demand Investor (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups, reasonably cooperate with and assist such stockholder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Demand Investor (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of securities without restrictive legends, to the extent no longer applicable).
6.6.5Suspended Distributions. Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.6.1(b), such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 6.6.1(b), subject to the Company’s compliance with its obligations under Section 6.6.1(b).
6.6.6Registrable Securities Transactions. If requested by any Holder in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees to provide such Holder with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as such Holder may reasonably request from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form.
6.6.7Indemnity in Lieu of Medallion Guarantee. The Company shall, at the request of any Demand Investor, enter into an indemnification agreement in customary form, in favor of the Company’s transfer agent (or any successor transfer agent) in lieu of any requirement of any Demand Investor or any of their respective Affiliates to provide a medallion guarantee in connection with any sale, transfer or other disposition of any Registrable Securities by such Demand Investor or Affiliates.
6.6.8Other. To the extent that a Participating Demand Investor is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (i) the indemnification and contribution provisions contained in Section 6.8 shall be applicable to the benefit of such Participating Demand Investor in their role as an underwriter or deemed underwriter in addition to their capacity as a Holder and (ii) such Participating Demand Investor shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Participating Demand Investor.

6.7Expenses. Except as expressly provided herein, all out-of-pocket expenses incurred by the Company or any Demand Investor in connection with the performance of or compliance with this Section 6 and/or in connection with any sale, transfers, distributions or other disposition of Registrable Securities by any Demand Investor, including pursuant to a Demand Registration, Piggyback Registration or Shelf Offering, whether or not the same shall become effective or completed, shall be paid by the Company, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed, (vi) all fees and disbursements of legal counsel for the Company, (vii) all reasonable and documented fees and disbursements of one legal counsel for selling Holders selected by the Controlling Demand Investors (which may be the same counsel as selected for the Company) together with any necessary local counsel as may be required by the Demand Investors; provided that the reimbursement of such legal counsels’ fees by the Company shall not exceed (x) $75,000 for a non-underwritten registration and (y) $100,000 for an Underwritten Offering, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xi) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging. All such expenses are referred to herein as “Expenses.” The Company shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.
6.8Indemnification and Contribution.
6.8.1By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Holder, such Holder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, Affiliates, direct and indirect equityholders, consultants and representatives and any successors and assigns thereof, and each Person who controls such Holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6.8, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any Violation or alleged Violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or omission made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such Underwritten Offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such seller.
6.8.2By Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and non-appealable judgment, order or decree of a court of competent jurisdiction) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.
6.8.3Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by the majority of the conflicted indemnified parties involved in the indemnification and approved by the Controlling Demand Investors, at the expense of the indemnifying party.
6.8.4Contribution. If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6.8.4 is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6.8.4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
6.8.5Release. No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
6.8.6Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 6.8 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.
6.9Cooperation with Underwritten Offerings. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s). To the extent that any such agreement is entered into pursuant to, and consistent with, Section 6.5, Section 6.6 and/or this Section 6.9, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the underwriters created thereby with respect to such registration.
6.10Transfer of Registration Rights. The rights contained in this Section 6 with respect to Registrable Securities may be assigned or otherwise conveyed by a Holder pursuant to a Transfer permitted under Section 2.
7.INFORMATION, INSPECTION AND BOARD RIGHTS.
7.1Information Rights.
7.1.1For so long as the Oaktree Investors collectively own at least the Minimum Threshold, the Company shall deliver the following to the Oaktree Investors:
(a)as soon as available following completion of each monthly accounting period in each fiscal year (and substantially concurrently with delivery to the Board), unaudited consolidated and consolidating statements of income or operations, stockholders’ equity (or the equivalent) and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such monthly period;
(b)for each of the first three fiscal quarters of each fiscal year, unaudited consolidated and consolidating statements of income or operations, stockholders’ equity (or the equivalent) and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter and unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, such reports to be delivered no later than the date that such reports would be required to be filed with the SEC under the Exchange Act assuming the Company were required to file such forms pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder (including any extensions permitted by Rule 12b-25);
(c)for each fiscal year, audited consolidated and consolidating statements of income or operations, stockholders’ equity (or the equivalent) and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, such reports to be delivered no later than the date that such reports would be required to be filed with the SEC under the Exchange Act assuming the Company were required to file such forms pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder (including any extensions permitted by Rule 12b-25);
(d)concurrently with the delivery of the reports set forth in clause (b) and (c) above, a written statement signed by the Chief Financial Officer of the Company which (i) sets forth in reasonable detail the Company’s Tangible Book Value of Equity and Corporate Net Leverage Ratio (each as defined in the Certificate of Designation) as of the last day of the applicable quarterly accounting period and (ii) states whether or not, to the best of his or her knowledge, the Company or any of its Subsidiaries is in default in the performance and observation of any covenant or other obligation under the Certificate of Designation or of any of the Specified Covenants and, if the Company or any of its Subsidiaries shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge;
(e)reasonably promptly after the Company obtains knowledge thereof, written notice of any litigation or regulatory actions involving a potential liability above $25.0 million;
(f)with reasonable promptness, any information reasonably requested by any Oaktree Investor related to the valuation of their investment in the Company and its Subsidiaries under the Financial Accounting Standards Board Accounting Standards Codification Topic 820 (Fair Value Measurements); and
(g)promptly and in any event within one (1) Business Day after becoming aware of any breach or Event of Noncompliance under the Certificate of Designation or this Agreement, written notice of such breach or Event of Noncompliance, specifying the nature and status thereof.
7.1.2The Company may satisfy any requirement of Section 7.1.1 by filing with the SEC the reports or information required by Section 7.1.1.
7.2Inspection Rights. For so long as the Oaktree Investors collectively own at least the Minimum Threshold, the Company shall permit each Oaktree Investor, at such Oaktree Investor’s expense, upon five (5) days’ notice, to visit and inspect the properties of the Company and its Subsidiaries, to examine the books of account and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers and its independent auditors during normal business hours following reasonable notice from such Oaktree Investor; provided, however, that the Company and its Subsidiaries shall not be obligated pursuant to this Section 7.2 to provide access to any information that the Company determines in good faith would reasonably be expected to (i) result in the waiver of attorney-client privilege or similar legal protection, (ii) result in the violation of applicable law, stock exchange rules, regulatory requirements, or any confidentiality obligation owed to a third party, (iii)

result in the disclosure of trade secrets, (iv) result in the disclosure of customer or borrower information, personal information or other information that the Company is legally prohibited from disclosing to the Oaktree Investors, or (v) constitute material non-public information unless the requesting Oaktree Investor has agreed in writing to receive such information and to comply with all trading restrictions arising under applicable securities laws.
7.3Right to Elect Directors and Designate Board Observer(s).
7.3.1As set forth in the Certificate of Designation, for so long as the Oaktree Investors collectively own at least the Minimum Threshold, the Oaktree Investors holding shares of Series A-1 Preferred Stock shall have the exclusive right to nominate and elect, by a majority of the shares of Series A-1 Preferred Stock held from time to time by the Oaktree Investors, two (2) individuals as directors on the Board (each, a “Series A Investor Board Member”). In addition, for so long as the Oaktree Investors collectively own at least the Minimum Threshold, the Oaktree Investors shall have the exclusive right to designate one (1) non-voting observer of the Board (the “Series A Investor Observer” and, together with the Series A Investor Board Members, each a “Series A Investor Designee”). The Oaktree Investors hereby agree that one of the Series A Investor Board Members shall be an individual who, as reasonably determined by the Board upon the advice of outside counsel, is “independent” under the rules of The New York Stock Exchange and meets the requirements of Rule 10A-3 under the Exchange Act to serve on the Audit Committee (the “Series A Investor Independent Board Member”). Each Series A Investor Designee shall be reasonably acceptable to the Board. For purposes of the foregoing, a Series A Investor Designee shall be deemed reasonably acceptable unless the Board determines in good faith, based on advice from outside counsel, that such individual (A) is legally prohibited from serving as a director of the Company, (B) has been convicted in a proceeding involving fraud, dishonesty, securities law violations or similar misconduct or (C) is an officer, employee or director of a Company Competitor.
7.3.2One Series A Investor Board Member shall be appointed to, and shall be a member of, the Compensation Committee of the Board and any nominating committee created by the Board, and the Series A Investor Independent Board Member shall be appointed to, and shall be a member of, the Audit Committee of the Board.
7.3.3The Oaktree Investors may, at any time when there are less than two Series A Investor Board Members in office, designate one additional non-voting observer of the Board, until and subject to the nomination or election of a second Series A Investor Board Member in accordance with Section 7.3.1. Any non-voting observer of the Board designated by the Oaktree Investors, including the Series A Investor Observer shall, subject to a good faith determination by the Board (other than the Series A Investor Board Members) that a conflict of interest exists, receive all notices, materials and information provided to Board members and have the right to attend all meetings of all committees of the Board as a non-voting observer.
7.3.4Each Series A Investor Designee may be removed at any time, without cause, only by the Oaktree Investors by delivery of written notice to the Company. Upon receipt of such notice by the Company, such Series A Investor Designee shall be deemed to have resigned from the Board or applicable observer position and shall automatically cease to be a director or observer, as applicable, without further action by the stockholders of the Company or any action or exercise of discretion by the Board. Each such Series A Investor Designee shall be deemed by serving as a director or observer to have consented to, confirmed and notified the Company that such Series A Investor Designee shall serve as a director or observer subject to the provisions of this Section 7.3.4. In the event of the death, disability, resignation or removal of any Series A Investor Designee, the Oaktree Investors shall have the exclusive right to appoint and elect a successor to fill the vacancy created thereby.
7.3.5Series A Investor Designees who are not employees of the Oaktree Investors shall be entitled to receive director compensation, including expense reimbursement, consistent with the Company’s then-current compensation policy or practice for non-executive directors.

7.3.6So long as the Oaktree Investors have the right to nominate and elect or designate, as applicable, any Series A Investor Designee pursuant to this Section 7.3 or any such Series A Investor Designee is serving on the Board, the Company shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Oaktree Investors, and the Company’s certificate of incorporation and bylaws shall at all times provide for indemnification of, exculpation of and advancement of expenses to the Series A Investor Designees to the fullest extent permitted under applicable law. The Company hereby acknowledges that certain of the Series A Investor Designees may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Oaktree Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement, reimbursement provision or any other similar obligation, whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its Subsidiaries or any other agreement, as applicable, that (i) the Company and its Subsidiaries are the indemnitor of first resort (i.e., their obligations to the Series A Investor Designees are primary, and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Series A Investor Designee are secondary) and (ii) the Company shall be required to advance the full amount of expenses incurred by any Series A Investor Designee and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Series A Investor Designees may have against the Fund Indemnitors. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Series A Investor Designee with respect to any action for which any Series A Investor Designee has sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Series A Investor Designee against the Company. The Company agrees that the Series A Investor Designees and the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 7.3.6.
7.4Confidentiality; Public Announcements. Except as otherwise required by law, or judicial order or decree or by any Governmental Authority, each Person entitled to receive information regarding the Company and its Subsidiaries under Section 7.1 and Section 7.2 shall use the same standards and controls which such Person uses to maintain the confidentiality of such Person’s own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company and its Subsidiaries obtained by it pursuant to Section 7.1 and Section 7.2; provided that nothing herein shall prevent any Oaktree Investor from disclosing confidential information (i) to any prospective purchaser of Securities from such Oaktree Investor in accordance with Section 2 or (ii) to such Oaktree Investor’s representatives that need to know such information, or on a confidential basis to any Affiliate, partner, potential partner or member of such Oaktree Investor for the purpose of (and to the extent consistent with such Oaktree Investor’s customary practice regarding) investor reporting in the ordinary course of business; provided that such recipients of confidential information have agreed to be bound by and subject to an obligation of confidentiality at least as stringent as the confidentiality provisions in this Section 7.4.
7.5Material Non-Public Information. The Company acknowledges that the Oaktree Investors may from time to time not wish to receive material non-public information with respect to the Company, its Affiliates or their securities (such information, the “MNPI Information”). Notwithstanding anything contained herein, the Company shall not provide MNPI Information to the Oaktree Investors if, and for such time, as the Oaktree Investors have expressly notified the Company in writing that the Oaktree Investors do not want to receive such information (such notice, the “MNPI Notice”); provided that, any MNPI Information not furnished by the Company due to an MNPI Notice shall be promptly provided to the Oaktree Investors upon their written request.
8.TAX MATTERS.
8.1Tax Treatment. The Company and the Oaktree Investors agree that the Oaktree Investors shall not be required to include in income as a dividend for U.S. federal income tax purposes under Section

305 of the Internal Revenue Code of 1986, as amended (the “Code”), any income or gain in respect of any shares of Series A-1 Preferred Stock on account of the accrual of dividends thereon (including any deemed dividends or as a result of any discount) unless and until such dividends are declared and paid in cash. The Company and the Oaktree Investors agree to take no positions or actions inconsistent with such intended treatment (including on any IRS Form 1099 issued to an Oaktree Investor or any of its Affiliates), unless otherwise required by a change in applicable law after the closing of the Preferred Investment, or a final determination pursuant to Section 1313 of the Code. For so long as any Oaktree Investor owns equity or securities convertible into equity in the Company, the Company shall not be liquidated, merged or converted into a limited liability company, or otherwise enter into a transaction, in which the Company ceases to exist as an entity treated as a corporation for U.S. federal income tax purposes (and state and local tax purposes, where applicable), without each Oaktree Investor’s prior written approval.
8.2Redemption. The Company shall use reasonable best efforts to cooperate with the Oaktree Investors to structure any redemption of shares of Series A-1 Preferred Stock or Warrants (or shares issuable upon the exercise of a Warrant) to be treated as a sale or exchange (including, if applicable, under Section 302 of the Code); provided that the Company and each Investor acknowledge that the tax treatment of any such redemption may differ as between any particular Investor to the extent required by law.
8.3Allocation of Investment Amount. The Company and the Oaktree Investors agree that the Investment Amount shall be allocated among the Series A-1 Preferred Stock and the Warrants for U.S. federal income tax purposes in a manner reasonably determined by the Oaktree Investors and notified to the Company.
8.4U.S. Real Property Holding Corporation. The Company represents and warrants to the Oaktree Investors that it is not, and never has been, a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code. The Company agrees that it shall notify the Oaktree Investors promptly following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) or otherwise within five (5) Business Days of becoming aware that the Company is, or is reasonably likely to be, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
8.5Withholding. The Company (and its applicable withholding agents and paying agents) shall be entitled to deduct and withhold taxes or other amounts on any payments made to an Oaktree Investor in respect of such Investor’s shares of Preferred Stock (including any dividends and amounts paid in redemption of such shares of Preferred Stock) solely to the extent required by applicable tax law. If the Company determines that any amounts are so required to be deducted and withheld from any such payment made to an Oaktree Investor, at least fifteen (15) Business Days prior to the date the applicable payment is scheduled to be made, the Company shall provide such Oaktree Investor with (i) written notice of such intent to deduct and withhold, which notice shall include the basis for the withholding and an estimate of the amount proposed to be deducted and withheld, and (ii) a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding, and shall otherwise reasonably cooperate to minimize any such withholding, in accordance with applicable law.
9.REMEDIES. The Company and each holder of the Company’s Capital Stock shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of the Company’s Capital Stock. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.
10.AMENDMENT, TERMINATION, ETC.
10.1Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.
10.2Written Modifications. This Agreement may be amended, modified or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Controlling Oaktree Investors and the Company; provided, however, that no such amendment, modification, termination or waiver that by its terms materially and disproportionately adversely changes the terms (including obligations) or rights of any holders of any class of the Company’s Capital Stock relative to those of the other holders of the same class(es) of the Company’s Capital Stock (in their capacities as such) shall be made without the prior written consent of the holders of a majority of the Company’s Capital Stock of such class so affected. Each such amendment, modification, termination or waiver shall be binding upon each party hereto and each holder of the Company’s Capital Stock subject hereto.  In addition, each party hereto and each holder of the Company’s Capital Stock subject hereto may waive any right hereunder in favor of such party or holder by an instrument in writing signed by such party or holder. For the avoidance of doubt, differences resulting from Investors holding different amounts or classes of the Company’s Capital Stock will not be deemed disproportionate for any purposes under this Agreement and, notwithstanding anything to the contrary, granting rights to a Person in connection with the issuance or sale of the Company’s Capital Stock or debt securities to such Person, and dilution (but not elimination) of rights resulting from the issuance or sale of the Company’s Capital Stock or debt securities to any Person, in each case, which issuance or sale has been made in accordance with the terms of this Agreement (including Section 5) and any amendment to this Agreement to the extent necessary to memorialize such rights shall not constitute a material and disproportionate adverse amendment.
10.3Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.
11.DEFINITIONS. For purposes of this Agreement:
11.1Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 11:
(a)The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
(b)Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;
(c)The masculine, feminine and neuter genders shall each include the other; and
(d)The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”
11.2Definitions. The following terms shall have the following meanings:
“Affiliate” of any specified Person shall mean any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; provided that neither the Oaktree Investors nor any of their Affiliates shall be considered Affiliates of the Company for purposes of this definition. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” shall have the meaning set forth in the Preamble.
“Automatic Shelf Registration Statement” shall mean an automatic shelf registration statement as defined under Rule 405.
“Backstop Agreement” shall mean that certain Support and Backstop Purchase Agreement, dated as of August [5], 2026, by and among the Company, the Ishbia Investor, Mathew Ishbia and the Oaktree Investors.

“Backstop Registration” shall mean the registration of the Backstop Shares under the Securities Act on a Long-Form Registration Statement or a Short-Form Registration Statement.
“Backstop Shares” shall have the meaning ascribed to such term in the Backstop Agreement as in effect on the date hereof.
“Board” shall mean the board of directors of the Company.
“Business Day” shall mean any day, other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to be closed.
“Capital Stock” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Certificate of Designation” shall mean the Certificate of Designation of Series A-1 Preferred Stock of the Company.
“Charitable Gifting Event” shall mean any transfer by an Oaktree Investor, or any subsequent transfer by such holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any Underwritten Offering.
“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Code.
“Class A Common Stock” shall mean the Company’s Class A Common Stock, par value $0.0001 per share.
“Class A Warrants” shall mean each warrant to purchase one share of Class A Common Stock at an exercise price of $6.00, subject to adjustment, issued on the Effective Date.
“Class B Warrants” shall mean each warrant to purchase one share of Class A Common Stock at an exercise price of $2.00, subject to adjustment, issued on the Effective Date.
“Class D Common Stock” shall mean the Company’s Class D Common Stock, par value $0.0001 per share.
“Code” shall have the meaning set forth in Section 8.1.
“Company” shall have the meaning set forth in the Preamble.
“Company Competitor” shall mean any Person listed on Schedule I hereto.
“Controlling Demand Investors” shall mean, for so long as the Oaktree Investors collectively own at least the Minimum Threshold, the Controlling Oaktree Investors and, thereafter, the Demand Investors holding a majority of the Demand Investor Registrable Securities then outstanding.
“Controlling Oaktree Investors” shall mean, as of any date, the holder(s) of a majority of the shares of Series A-1 Preferred Stock that are held by all Oaktree Investors as of such date.

“Convertible Securities” shall mean any right, option, warrant or other security or evidence of indebtedness convertible into or exercisable or exchangeable for any shares of Capital Stock of the Company, including, but not limited to, any common units issued by Holdings LLC.
“Corporate Net Leverage Ratio” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Demand Investor” shall mean any Holder of at least $50.0 million of Registrable Securities. For purposes of calculating the dollar amount of Registrable Securities held by any Holder for purposes of this definition, as of any time, the dollar value of: (i) each share of Class A Common Stock shall be equal to its Fair Market Value, (ii) each Warrant shall be equal to its Fair Market Value and (iii) each share of Series A-1 Preferred Stock shall be equal to the Series A Liquidation Preference.
“Demand Investor Registrable Securities” shall mean any Registrable Securities held (directly or indirectly) by any Demand Investor.
“Demand Registration(s)” shall have the meaning set forth in Section 6.2.1.
“Encumbrance” shall mean any security interest, pledge, mortgage, lien or other material encumbrance, except for restrictions arising under applicable securities Laws.
“End of Suspension Notice” shall have the meaning set forth in Section 6.2.5(b).
“Equity Securities” shall mean (a) Capital Stock or other equity interests in the Company or any Subsidiary of the Company, (b) other securities or interests (including evidences of indebtedness) convertible or exchangeable into Capital Stock or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Capital Stock or other equity interests in the Company or any Subsidiary of the Company.
“Equivalent Shares” shall mean, at any date of determination, the maximum number of shares of Class A Common Stock for which or into which any relevant Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).
“Event of Noncompliance” has the meaning ascribed to such term in the Certificate of Designation.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
“Excluded Registration” shall mean any registration (i) pursuant to a Demand Registration (which is addressed in Section 6.2.1), or (ii) in connection with registrations on Form S-4 or Form S-8 promulgated by the SEC or any successor or similar forms.
“Exempt Issuance” shall mean (a) the issuance of options, restricted stock units or other derivative securities, or Class A Common Stock issuable upon the vesting, exercise, or settlement of any such options, restricted stock units or other derivative securities, in each case to employees, officers, or directors of the Company or its Subsidiaries pursuant to the Company’s 2020 Omnibus Incentive Plan, as approved by the Company’s stockholders, (b) the issuance of Subject Securities upon the conversion or exercise of

Convertible Securities outstanding as of the Effective Date, and (c) the issuance of Class A Common Stock in the Rights Offering.
“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 21, 2021, by and among the Company and the investors named therein.
“Expenses” shall have the meaning set forth in Section 6.7.
“Fair Market Value” shall mean, as of a specified date and with regard to any Securities, the following:
(a)in the case of any Securities listed on the New York Stock Exchange or the Nasdaq Stock Market, the VWAP of a single unit of such Security for the ten Trading Days immediately preceding the specified date (or if such Securities have been listed for less than ten Trading Days, the VWAP for such lesser period of time);
(b)in the case of any Securities listed on a U.S. exchange other than the New York Stock Exchange or the Nasdaq Stock Market, the VWAP of a single unit of such Security in composite trading for the principal U.S. national or regional securities exchange on which such Securities are then listed for the ten Trading Days immediately preceding the specified date (or if such Securities have been listed for less than ten Trading Days, the VWAP for such lesser period of time);
(c)in the case of Securities that are publicly traded, but are not listed on a U.S. exchange, the average of the reported bid and ask prices of a single unit of such Security in the over-the-counter market on which such Securities are then traded for the ten Trading Days immediately preceding the specified date (or if such Securities have been publicly traded (but not listed) for less than ten Trading Days, the average of the reported bid and ask prices for such lesser period of time); provided that, with respect to the determination of fair market value of the Class A Common Stock pursuant to this clause (c), if the Board, in its good faith judgment, determines that the volume of Class A Common Stock traded in the over-the-counter market during the ten Trading Day (or lesser) period specified in this clause (c) could be insufficient to allow an accurate calculation of the fair market value of the Class A Common Stock, the Company shall, at its own cost and expense, retain an Independent Appraiser selected by the Board in its good faith judgment to determine the fair market value of the Class A Common Stock (which fair market value may, for the avoidance of doubt, take into account trading in the over-the-counter market to the extent deemed appropriate by the Independent Appraiser), and the Company shall instruct the Independent Appraiser to make such determination within 30 days, and the determination of the fair market value of the Class A Common Stock by the Independent Appraiser shall be final and binding on all Persons; and
(d)in the case of Securities not addressed by clauses (a) through (c) above, the fair market value of such Securities as determined by the Board in its good faith judgment; provided that, with respect to the determination of the fair market value of the Class A Common Stock pursuant to this clause (d), if the Controlling Demand Investors dispute the Board’s determination of the fair market value of Class A Common Stock by providing written notice to the Company within five Business Days following receipt of notice of such determination by the Board, the Company shall, at its own cost and expense, retain an Independent Appraiser that is mutually agreeable to the Company and the Controlling Demand Investors to determine the fair market value of the Class A Common Stock, and the Company shall instruct the Independent Appraiser to make such determination within 30 days, and the determination of the fair market value of the Class A Common Stock as provided herein by the Independent Appraiser shall be final and binding on all Persons.
“FINRA” shall mean the Financial Industry Regulatory Authority.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Fund Indemnitors” shall have the meaning set forth in Section 7.3.6.
“Governmental Authority” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Holder” shall mean a holder of Registrable Securities who is a party to this Agreement (including by way of a Joinder).
“Indebtedness” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Indemnified Parties” shall have the meaning set forth in Section 6.8.1.
“Independent Appraiser” shall mean an independent investment banking or financial valuation firm of nationally recognized standing (a) that is experienced in valuations of securities similar to the Class A Common Stock, (b) which does not (and whose directors, executive officers, and Affiliates, to the knowledge of the Company, do not) have a material direct or indirect relationship with the Company or any of its Affiliates (other than by virtue of compensation paid for valuation or fairness advice or opinions to the Company or any of its Affiliates) and (c) which has not been, within the two years prior to its engagement hereunder, and, at the time it is engaged hereunder, is not (and none of whose directors, executive officers or Affiliates, to the knowledge of the Company, is), Affiliated with, or engaged to perform services for (other than those contemplated hereunder), or a director or executive officer of, or an underwriter with respect to any of the securities of, the Company (other than by virtue of compensation paid for valuation or fairness advice or opinions to the Company or any of its Affiliates).
“Initiating Demand Investor” shall have the meaning set forth in Section 6.2.3(a).
“Investment Amount” shall mean $1.5 billion.
“Investors” shall have the meaning set forth in the Preamble.
“Ishbia Investor” shall have the meaning set forth in the Preamble.
“Ishbia Support Agreement” shall mean that certain Support Agreement, dated as of August [5], 2026, by and among Mathew Ishbia, the Ishbia Investor, SFS Holding Corp., Holdings LLC, the Company and the Oaktree Investors.
“Issuance” shall have the meaning set forth in Section 5.
“Joinder” shall have the meaning set forth in the Preamble.
“Law” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Long-Form Registration Statement” shall have the meaning set forth in Section 6.1.
“Losses” shall have the meaning set forth in Section 6.8.1.

“Minimum Threshold” shall mean at least twenty-five percent (25%) of the number of shares of Series A-1 Preferred Stock issued to the Oaktree Investors on the Effective Date (for the avoidance of doubt, as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events).
“MNPI Information” shall have the meaning set forth in Section 7.5.
“MNPI Notice” shall have the meaning set forth in Section 7.5.
“Oaktree Investors” shall have the meaning set forth in the Preamble.
“Other Investors” shall have the meaning set forth in the Preamble.
“Other Securities” shall have the meaning set forth in Section 5.1.4.
“Participating Buyer” shall have the meaning set forth in Section 5.1.2.
“Participating Demand Investors” shall mean any Demand Investor(s) participating in the request for a Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade.
“Participating Oaktree Investors” shall mean any Oaktree Investor(s) participating in the request for a Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade.
“Participating Securities” shall have the meaning set forth in Section 5.1.1.
“Participation Notice” shall have the meaning set forth in Section 5.1.1.
“Participation Offerees” shall have the meaning set forth in Section 5.1.1.
“Participation Portion” shall have the meaning set forth in Section 5.1.1(a).
“Permitted Affiliate Transactions” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Person” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Piggyback Registration” shall have the meaning set forth in Section 6.4.1.
“Potential Participant” shall have the meaning set forth in Section 6.2.3(b).
“Preferred Investment” shall mean the purchase by the Oaktree Investors of 1,500,000 shares of Series A-1 Preferred Stock, 150.0 million Class A Warrants and 150.0 million Class B Warrants on the Effective Date pursuant to the Securities Purchase Agreement and the purchase by the Ishbia Investor of 150,000 shares of Series A-2 Preferred Stock, 15.0 million Class A Warrants and 15.0 million Class B Warrants.
“Preferred Stock” shall mean the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock.
“Price Per Equivalent Share” shall mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities which are the subject of an Issuance pursuant to Section 5.

“Pro Forma Basis” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Prospective Subscriber” shall have the meaning set forth in Section 5.1.1(a).
“Public Offering” shall mean any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Securities pursuant to an offering registered under the Securities Act.
“Qualified Independent Underwriter” shall have the meaning set forth by FINRA in Section 5121(f)(12), or any successor provision thereto.
“Registrable Securities” shall mean (i) the Preferred Stock and Warrants acquired pursuant to the Securities Purchase Agreement, the Warrant Agreements or the Backstop Agreement and held (directly or indirectly) by any Demand Investor or any Other Investor or any of its respective Affiliates, (ii) any Class A Common Stock of the Company held (directly or indirectly) at any time by any Oaktree Investor or any of its respective Affiliates to the extent that such Person may be deemed an Affiliate of the Company at such time, and (iii) any equity securities of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144, or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder.
“Rights Offering” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Rule 144”, “Rule 158”, “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities” shall mean shares of Class A Common Stock, shares of Preferred Stock and Warrants.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
“Securities Purchase Agreement” shall have the meaning set forth in the Preamble.
“Series A-1 Preferred Stock” shall mean the Company’s Series A-1 Preferred Stock, par value $0.0001 per share.
“Series A-2 Preferred Stock” shall mean the Company’s Series A-2 Preferred Stock, par value $0.0001 per share.

“Series A-3 Preferred Stock” shall mean the Company’s Series A-3 Preferred Stock, par value $0.0001 per share.
“Series A Investor Board Member” shall have the meaning set forth in Section 7.3.1.
“Series A Investor Designee” shall have the meaning set forth in Section 7.3.1.
“Series A Investor Independent Board Member” shall have the meaning set forth in Section 7.3.1.
“Series A Investor Observer” shall have the meaning set forth in Section 7.3.1.
“Series A Liquidation Preference” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Shelf Offering” shall have the meaning set forth in Section 6.2.3(b).
“Shelf Registrable Securities” shall have the meaning set forth in Section 6.2.3.
“Shelf Registration” shall have the meaning set forth in Section 6.1.
“Shelf Registration Statement” shall have the meaning set forth in Section 6.2.1.
“Short-Form Registration Statement” shall have the meaning set forth in Section 6.1.
“Specified Actions” shall have the meaning set forth in Schedule II hereto.
“Specified Covenants” shall mean the obligations imposed by Section 3.2(iii), Section 3.2(vii) and Section 3.5.
“Subject Securities” shall have the meaning set forth in Section 5.
“Subsidiary” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Suspension Event” shall have the meaning set forth in Section 6.2.5(b).
“Suspension Notice” shall have the meaning set forth in Section 6.2.5(b).
“Suspension Period” shall have the meaning set forth in Section 6.2.5(a).
“Tangible Book Value of Equity” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Trading Days” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which Securities are not traded on the applicable securities exchange.
“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, encumbrance or other transfer or disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries, and including by way of a swap or other derivative instrument) of any interest.

“Underwritten Block Trade” shall have the meaning set forth in Section 6.2.3(b).
“Underwritten Offering” shall have the meaning set forth in Section 6.2.3(a).
“Underwritten Offering Notice” shall have the meaning set forth in Section 6.2.3(a).
“Violation” shall have the meaning set forth in Section 6.8.1.
“VWAP” shall mean, for any Trading Day, the price for Securities determined by the daily volume-weighted average price per unit of such Securities for such Trading Day on the trading market on which such Securities are then listed or quoted, in each case, for the primary trading session on such Trading Day (including any extensions of such regular trading session, without regard to pre-open or after hours trading or any other trading outside of such regular trading session) as reported on the New York Stock Exchange or Nasdaq Stock Market, or if such Securities are not listed or quoted on the New York Stock Exchange or Nasdaq Stock Market, as reported by the principal U.S. national or regional securities exchange on which such Securities are then listed or quoted, whichever is applicable, as published by Bloomberg on such Trading Day.
“Warehouse Financing” shall have the meaning ascribed to such term in the Certificate of Designation as in effect on the date hereof.
“Warrant Agreements” means those certain Warrant Agreements, dated as of the Effective Date, by and between the Company and Equiniti Trust Company, LLC, as warrant agent, as amended, restated, supplemented or otherwise modified from time to time.
“Warrant Registration” shall have the meaning set forth in Section 6.1.
“Warrants” shall mean the Class A Warrants and the Class B Warrants.
“Warrant Shares” shall have the meaning set forth in Section 6.1.
“WKSI” shall mean a “well-known seasoned issuer” as defined under Rule 405.
12.MISCELLANEOUS.
12.1Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. Actions, approvals and rights exercisable by the Company pursuant to this Agreement shall require the approval of the Board. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto or constitute any such party’s membership in a joint venture or other association.
12.2Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:
(a)by hand (in which case, it will be effective upon delivery);
(b)by electronic mail (in which case, it will be effective upon receipt of electronic confirmation of good transmission); or

(c)by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);
in each case, to the address or electronic mail address listed below:

If to the Company:
UWM Holdings Corporation
585 South Boulevard E.
Pontiac, Michigan 48341
Attention: Matthew Roslin
Email:    mroslin@uwm.com

If to Holdings LLC:
UWM Holdings, LLC
585 South Boulevard E.
Pontiac, Michigan 48341
Attention: Rami Hasani
Email:     rhasani@uwm.com

If to an Oaktree Investor:
Oaktree Capital Management, L.P.
333 S. Grand Ave., 28th Floor
Los Angeles, California 90071
Attention: Nicholas Basso; Jordon Mikes; Dante Quazzo
Email:    nbasso@oaktreecapital.com; jmikes@oaktreecapital.com; dquazzo@oaktreecapital.com

If to an Other Investor, to such person at the address or electronic mail address set forth in the stock record book of the Company.
If to the Ishbia Investor:
SFS Group Capital, LLC
c/o UWM Holdings Corporation
UWM Holdings, LLC
585 South Boulevard E.
Pontiac, Michigan 48341
Attention: Rami Hasani
Email:     rhasani@uwm.com

Notice to the holder of record of any shares of Capital Stock of the Company shall be deemed to be notice to the holder of such shares for all purposes hereof. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
12.3Binding Effect, Etc. Except for the subscription agreements pursuant to which the Investors have acquired the Securities (including the Securities Purchase Agreement), the Certificate of

Designation and the Warrants, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.
12.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
12.5Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
12.6Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
12.7Joinder. Upon the Transfer of Securities, the Company shall (with the prior written consent of the Oaktree Investors) permit any Person who acquires Securities from an Investor in compliance with Section 2 to become a party to this Agreement and to be entitled to and be bound by all of the rights and obligations as an Investor and a Holder hereunder by obtaining an executed Joinder from such Person. Upon the execution and delivery of a Joinder by such Person, such Person shall be deemed the category of Investor (i.e., Oaktree Investor or Other Investor) and the category of Holder (i.e., Oaktree Investor or Other Investor), in each case, as set forth on the signature page to such Joinder.
13.GOVERNING LAW.
13.1Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
13.2Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts located in New York, New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in New York, New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
13.3WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13.4Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek specific performance, injunctive and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement, without the necessity of proving actual damages or posting a bond or other security, and such right shall be in addition to any other remedy to which such party may be entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason.
13.5Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
[Signatures Appear on the Following Pages]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.
The Company:    UWM HOLDINGS CORPORATION
By: /s/ Rami Hasani
Name: Rami Hasani
Title: Executive Vice President, Chief Financial Officer

    UWM HOLDINGS, LLC
By: /s/ Rami Hasani
Name: Rami Hasani
Title: Executive Vice President, Chief Financial Officer

Signature Page to Investor Rights Agreement

The Oaktree Investors:    OAKTREE-TCDRS STRATEGIC CREDIT, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-FORREST MULTI-STRATEGY, LLC:

By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC:

By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

Signature Page to Investor Rights Agreement

OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-TBMR STRATEGIC CREDIT FUND G, LLC:

By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-TSE 16 STRATEGIC CREDIT, LLC:

By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

Signature Page to Investor Rights Agreement

INPRS STRATEGIC CREDIT HOLDINGS, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE SPECIALTY LENDING CORPORATION:

By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE STRATEGIC CREDIT FUND:

By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

Signature Page to Investor Rights Agreement

OAKTREE ODL - ODA EQUITY HOLDINGS, L.P.:
By: Oaktree Direct Lending Fund GP, L.P.
Its: General Partner

By: Oaktree Direct Lending Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

Signature Page to Investor Rights Agreement

OAKTREE BLUE CREDIT 1 INVESTMENT FUND, L.P.:
By: Oaktree Blue Credit 1 Investment Fund GP, L.P.
Its: General Partner

By: Oaktree Fund GP IIA, LLC
Its: General Partner

By: Oaktree Fund GP II, L.P.
Its: Managing Member

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Authorized Signatory

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Authorized Signatory

OPPS UWM HOLDINGS, LLC:

By: Oaktree Fund GP, LLC
Its: Manager

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Nicholas Basso
Name: Nicholas Basso
Title: Authorized Signatory

By: /s/ Dante Quazzo
Name: Dante Quazzo
Title: Authorized Signatory

Signature Page to Investor Rights Agreement

UWMHC GRAND AVENUE PARTNERS, L.P.:
By: Oaktree Real Estate Opportunities Fund IX GP, L.P.
Its: General Partner

By: Oaktree Real Estate Opportunities Fund IX GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Jason Keller
Name: Jason Keller
Title: Managing Director

By: /s/ Ryan Taylor
Name: Ryan Taylor
Title: Managing Director

OAKTREE REAL ESTATE DEBT FUND IV HOLDINGS (DELAWARE), L.P.:

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Charlie Baxter
Name: Charlie Baxter
Title: Authorized Signatory

By: /s/ Aaron Greenberg
Name: Aaron Greenberg
Title: Authorized Signatory

Signature Page to Investor Rights Agreement

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.:
By: Oaktree Value Opportunities Fund GP, L.P.
Its: General Partner

By: Oaktree Value Opportunities Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

OAKTREE PHOENIX INVESTMENT FUND, L.P.:

By: Oaktree Phoenix Investment Fund GP, L.P.
Its: General Partner

By: Oaktree Phoenix Investment Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

Signature Page to Investor Rights Agreement

OAKTREE LONDON LIQUID VALUE OPPORTUNITIES FUND (VOF), L.P.:
By: Oaktree London Liquid Value Opportunities Fund (VOF) GP, L.P.
Its: General Partner

By: Oaktree London Liquid Value Opportunities GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

OAKTREE-COPLEY INVESTMENTS, LLC:

By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

Signature Page to Investor Rights Agreement

OAKTREE SPECIAL SITUATIONS FUND III HOLDINGS (DELAWARE), L.P.:
By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Thomas Casarella
Name: Thomas Casarella
Title: Authorized Signatory

By: /s/ John Dahlem
Name: John Dahlem
Title: Authorized Signatory

OAKTREE HUNTINGTON INVESTMENT FUND II, L.P. (CLASS I):

By: Oaktree Huntington Investment Fund II GP, L.P.
Its: General Partner

By: Oaktree Fund GP LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Thomas Casarella
Name: Thomas Casarella
Title: Authorized Signatory

By: /s/ John Dahlem
Name: John Dahlem
Title: Authorized Signatory

Signature Page to Investor Rights Agreement

ARGONAUT INSURANCE COMPANY:

By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manager

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

COLONY INSURANCE COMPANY:

By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manage

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

ROCKWOOD CASUALTY INSURANCE COMPANY:

By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manage

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

ARGO RE LTD:

By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manage

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

Signature Page to Investor Rights Agreement

The Ishbia Investor:    SFS GROUP CAPITAL, LLC

By: /s/ Mat Ishbia
Name: Mat Ishbia
Title: Manager
Signature Page to Investor Rights Agreement

Schedule I
Company Competitors
CrossCountry Mortgage
Rocket Companies, Inc.
PennyMac Financial Services, Inc.
LoanDepot, Inc.
Guild Mortgage Company LLC
Cenlar FSB
Newrez LLC
Kind Lending, LLC
Any other lenders identified in the top ten list of lenders by the Mortgage Bankers Association

Schedule II
Specified Actions
Each of the following shall constitute a “Specified Action”:

1.the appointment, hiring, termination or material change to the responsibilities of the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer of the Company.

Exhibit A
Joinder
The undersigned is executing and delivering this Joinder pursuant to the Investor Rights Agreement dated as of [●], 2026 (as amended, restated, supplemented, modified and/or waived from time to time, the “Investor Rights Agreement”), among UWM Holdings Corporation, a Delaware corporation (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Investor Rights Agreement.
By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Investor Rights Agreement (including Section 6 thereof) as an Investor and a Holder in the same manner as if the undersigned were an original signatory to the Investor Rights Agreement, and the undersigned will be deemed for all purposes thereof to be an Investor, a Holder and an [Oaktree Investor // Other Investor] thereunder, and the undersigned’s [[●] shares of Class A Common Stock // [●] shares of Series A-1 Preferred Stock // [●] Warrants] will be deemed for all purposes thereof to be Registrable Securities under the Investor Rights Agreement.
Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20___.
____________________________________
Signature

____________________________________
Print Name
Address:

Agreed and Accepted as of
________________, 20___:
UWM Holdings Corporation
By: ________________________
Name:
Title: